UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01

Regulation FD Disclosure

Attached as Exhibit 99.1 to this report is a press release dated June 19, 2006.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.

Description

99.1

Press Release dated June 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: June 21, 2006

By:

/s/ Wayne Smith

Wayne Smith

Chief Financial Officer &

Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated June 19, 2006

EXHIBIT 99.1

VISIPHOR RECEIVES NRC-IRAP CONTRIBUTION FOR THE DEVELOPMENT OF INNOVATIVE SOFTWARE

VANCOUVER, CANADA, June 19, 2006 – Visiphor Corporation (“Visiphor” or the “Company”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announces that it has become a recipient of a contribution from the National Research Council Canada Industrial Research Assistance Program (NRC-IRAP). The monies will be used to further the Company’s innovative research and development of “Software Factories” to deliver highly automated integration solutions. This work is being carried out in concert with a major release of platform technologies surrounding the Microsoft .NET 2.0 Framework. Visiphor is a Microsoft Gold Certified Partner dedicated to developing and marketing data, application and process integration solutions that offer rapid deployment, are easily scalable, and provide excellent return on investment.

Software Factories represent a way to create new and horizontal business applications without the use of software code. Instead, proven and reusable modular components such as existing applications, services and systems are “assembled” together using a set of productivity tools. For more information on software factories, please visit http://en.wikipedia.org/wiki/Software_factory.

“The NRC-IRAP involvement is an important and welcome addition to the Visiphor endeavour,” says Roy Trivett, President and CEO, Visiphor Corporation. “NRC-IRAP is contributing up to $253,000 of the projected project technical costs of $506,000.”

As part of Visiphor’s commitment to optimize the research and development efforts associated with the Software Factories project the Company has decided to consolidate all its development activities in its Burnaby head office. The Company is closing its Victoria development office and, due to personal reasons not allowing his move to Burnaby at this time; Mr. James Smith is resigning his position as the Company’s Vice-President of Engineering. Mr. Smith will continue to work with the Company in a consulting role and the Company will continue to have access to his extensive knowledge and leadership.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The Company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (“SOA”), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The Company’s flagship product, referred to as the Briyante Integration Environment (“BIE”), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The Company is a Microsoft Gold Certified Partner. For information about Visiphor or the Company’s products and services, please visit www.visiphor.com.

-- 30 –

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”
President and CEO, Visiphor Corporation

Investor and Media Inquiries:

Matthew Emery

Capital Markets Associate

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 295

E-mail: matthew.emery@visiphor.com

Rick Peterson

Peterson Capital

Phone: +1-604-684-2883

E-mail: rick.peterson@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “estimate,” “predict,” “potential,” continue,” “believe,” “anticipate,” “intend,” “expect,” or the negative or other variations of these words, or other comparable words or phrases. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. Although the Company believes that expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, achievements or other future events. Moreover, neither the Company nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.